                                                                     EXHIBIT 3.2

                               RESTATED BY-LAWS

                                      OF

                       SIZELER PROPERTY INVESTORS, INC.

                       AS AMENDED THROUGH MARCH 1, 1999


                           ARTICLE I - STOCKHOLDERS


SECTION 1.     ANNUAL MEETING

          An annual meeting of the stockholders, for the election of Directors to succeed those whose terms expire and for the transaction of such other business as may properly come before the meeting, shall be held at such place, on such date, and at such time as the Board of Directors shall each year fix.

SECTION 2.     SPECIAL MEETINGS

          Special meetings of the stockholders, for any purpose or purposes prescribed in the notice of the meeting, may be called by the Board of Directors and shall be held at such place, on such date, and at such time as the Board shall fix. The call of a special meeting shall state the nature of the business to be transacted and that no other business shall be considered at the meeting.

SECTION 3.     NOTICE OF MEETINGS

          Written notice of the place, date and time of all meetings of the stockholders shall be given to each stockholder, whether or not such stockholder is entitled to vote at such meeting, not less than ten (10) nor more than sixty
(60) days before the date on which the meeting is to be held, except as otherwise provided herein or required by law.

          When a meeting is adjourned to another place, date or time, written notice need not be given of the adjourned meeting if the place, date and time thereof are announced at the meeting at which the adjournment is taken; provided, however, that if the date for any adjourned meeting is more than thirty (30) days after the date for which the meeting was originally noticed, or if a new record date is fixed for the adjourned meeting, written notice of the place, date and time of the adjourned meeting shall be given in conformity herewith. At any adjourned meeting, any business may be transacted which might have been transacted at the original meeting.

SECTION 4.     QUORUM

          At any meeting of the stockholders, the holders of a majority of all of the shares of the stock entitled to vote at the meeting, present in person or by proxy, shall constitute a quorum for all purposes, unless or except to the extent that the presence of a larger number may be required by law.

          If a quorum shall fail to attend any meeting, the chair of the meeting or the holders of a majority of the shares of the stock entitled to vote who are present, in person or by proxy, may adjourn the meeting to another place, date, or time.

SECTION 5.     ORGANIZATION

          Such person as the Board of Directors may have designated or in the absence of such a person the highest ranking officer of the Corporation who is present shall call to order any meeting of the stockholders and act as chairman of the meeting. In the absence of the Secretary of the Corporation, the secretary of the meeting shall be such person as the chairman appoints. The chairman of the meeting shall have the power, in his sole discretion, to adjourn, recess, delay or otherwise postpone the date or time of any annual or special meeting of stockholders.

SECTION 6.     CONDUCT OF BUSINESS

          The chairman of any meeting of stockholders shall determine the order of business and the procedure at the meeting, including such regulation of the manner of voting and the conduct of discussion as seem to him in order.

SECTION 7.     NOMINATION OF DIRECTORS

          Nominations of persons for election to the Board of Directors and the proposal of business to be transacted by the stockholders at an annual meeting of stockholders may be made (a) pursuant to the Corporation's notice with respect to such meeting, (b) by or at the direction of the Board or (c) by any stockholder of record of the Corporation who was a stockholder of record at the time of the giving of the notice provided for in the following paragraph, who is entitled to vote at the meeting and who has complied with the notice procedures set forth in this section.

          For nominations of directors or other business to be properly brought before an annual meeting by a stockholder pursuant to clause (c) of the foregoing paragraph, (1) the stockholder must have given timely notice thereof in writing to the Chairman of the Board or President of the Corporation, and (2) such business must be a proper matter for stockholder action under the General Corporation Law of the State of Delaware. To be timely, a stockholder's notice shall be delivered to the Chairman of the Board or President at the principal executive offices of the Corporation not less than 60 or more than 90 days prior to the first anniversary (the "Anniversary") of the date on which the

Corporation first mailed its proxy materials for the preceding year's annual meeting of stockholders; provided, however, that if the date of the annual meeting is advanced more than 30 days prior to or delayed by more than 30 days after the anniversary of the preceding year's annual meeting, notice by the stockholder to be timely must be so delivered not later than the close of business on the later of (i) the 90/th/ day prior to such annual meeting or (ii) the 10/th/ day following the day on which public announcement of the date of such meeting is first made. Such stockholder's notice shall set forth (a) as to each person whom the stockholder proposes to nominate for election or reelection as a director all information relating to such person as would be required to be disclosed in solicitations of proxies for the election of such nominees as directors pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and such person's written consent to serve as a director if elected; (b) as to any other business that the stockholder proposes to bring before the meeting, a brief description of such business, the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made; (c) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (i) the name and address of such stockholder, as they appear on the Corporation's books, and of such beneficial owner, (ii) the class and number of shares of the Corporation that are owned beneficially and of record by such stockholder and such beneficial owner, and (iii) whether either such stockholder or beneficial owner intends to deliver a proxy statement and form of proxy to holders of, in the case of a proposal, at least the percentage of the Corporation's voting shares required under applicable law to carry the proposal or, in the case of a nomination or nominations, a sufficient number of holders of the Corporation's voting shares to elect such nominee or nominees.

          Notwithstanding anything in the second sentence of the second paragraph of this Section 7 to the contrary, in the event that the number of directors to be elected to the Board is increased and there is no public announcement naming all of the nominees for director or specifying the size of the increased Board made by the Corporation at least 55 days prior to the Anniversary, a stockholder's notice required by this Bylaw shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Chairman of the Board or President at the principal executive offices of the Corporation not later than the close of business on the 10/th/ day following the day on which such public announcement is first made by the Corporation.

          Only persons nominated in accordance with the procedures set forth in this Section 7 shall be eligible to serve as directors and only such business shall be conducted at an annual meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this section. The chair of the meeting shall have the power and the duty to determine whether a nomination or any business proposed to be brought before the meeting has been made in accordance with the procedures set forth in these Bylaws and, if any proposed nomination or business is not in compliance with these Bylaws, to declare that such defective proposed business or nomination shall not be presented for stockholder action at the meeting and shall be disregarded.

          Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation's notice of meeting. Nominations of persons for election to the Board may be made at a special meeting of stockholders at which directors are to be elected pursuant to the Corporation's notice of meeting (a) by or at the direction of the Board or (b) by any stockholder of record of the Corporation who is a stockholder of record at the time of giving of notice provided for in this paragraph, who shall be entitled to vote at the meeting and who complies with the notice procedures set forth in this Section 7. Nominations by stockholders of persons for election to the Board may be made at such a special meeting of stockholders if the stockholder's notice required by the second paragraph of this Section 7 shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the later of the 90/th/ day prior to such special meeting or the 10/th/ day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board to be elected at such meeting.

          For purposes of this section, "public announcement" shall mean disclosure in a press release reported by either the Dow Jones News Service, Reuters Business News Service, Bloomberg Business News Service, Associated Press or a comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.

          Notwithstanding the foregoing provisions of this Section 7, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to matters set forth in this Section 7. Nothing in this Section 7 shall be deemed to affect any rights of stockholders to request inclusion of proposals in the Corporation's proxy statement pursuant to Rule 14a-8 under the Exchange Act. A request by a stockholder to include proposals in the Corporation's proxy statement pursuant to Rule 14a-8 under the Exchange Act does not constitute the notice required by this Section 7 unless it complies in every respect with the requirements of the notice set forth in this Section 7 if the Corporation has given the requesting shareholder a copy of the notice of the Corporation's intention to refuse the request for inclusion of the proposal within the time specified in Rule 14a-8.

SECTION 8.     PROXIES AND VOTING

          At any meeting of the stockholders, every stockholder entitled to vote may vote in person or by proxy authorized by an instrument in writing filed in accordance with the procedure established for the meeting.

          Each stockholder shall have one vote for every share of stock entitled to vote which is registered in his name on the record date for the meeting.

          All voting, except on the election of directors and where otherwise required by law, may be by a voice vote; provided, however, that upon demand therefor by a stockholder entitled to vote or his proxy, a stock vote shall be taken. Every stock vote shall be taken by ballots, each of which shall state the name of the stockholder or proxy voting and such other information as may be required under the procedure established for the meeting. Every vote taken by ballots shall be counted by an inspector or inspectors appointed by the chairman of the meeting.

SECTION 9.     STOCKHOLDER LIST

          A complete list of stockholders entitled to vote at any meeting of stockholders, arranged in alphabetical order for each class of stock and showing the address of each stockholder and the number of shares registered in his name, shall be open to the examination of any such stockholder, for any purpose germane to the meeting, during ordinary business hours for a period of at least ten (10) days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or if not so specified, at the place where the meeting is to be held.

          The stock list shall also be kept at the place of the meeting during the whole time thereof and shall be open to the examination of any such stockholder who is present. The stock ledger from which this list is prepared shall presumptively determine the identity of the stockholders entitled to vote at the meeting and the number of shares held by each of them.

SECTION 10.    BUSINESS OF MEETING

          At an annual meeting of the stockholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, an item of business must be (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (b) otherwise brought before the meeting by or at the direction of the Board of Directors, or (c) otherwise brought before the meeting by a stockholder (i) involving an item of business which is appropriate for stockholder action and does not pertain to ordinary business operations of the Corporation or to any other item which, under applicable corporate law, is a matter for primary decision by the Board of Directors; and (ii) as to which item, the stockholder shall have given timely notice thereof in writing to the Secretary of the Corporation.

          To be timely, a stockholder's notice must be delivered to or mailed and received at the principal executive offices of the Corporation not less than 20 days nor more than 40 days prior to the meeting. A request to the Corporation by a stockholder to include a proposal in the Corporation's proxy statement for the annual meeting will not constitute the stockholder's notice required by this Section if the Corporation has not granted the request for inclusion in the proxy statement and the stockholder has been so informed in writing by the Corporation prior to the date of the Corporation's proxy statement to stockholders with respect to the annual meeting.

          A stockholder's notice to the Secretary shall set forth as to each matter the stockholder proposes to bring before the annual meeting (a) a brief description of the item or items of business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (b) the name and address, as they appear on the Corporation's books, of the stockholder proposing such business, (c) the class and number of shares of the Corporation which are beneficially owned by the stockholder, and (d) any material interest of the stockholder in such business.

          Notwithstanding anything in these By-Laws to the contrary, no business shall be conducted at any annual meeting except in accordance with the procedures set forth in this Section 10. The Chairman of the annual meeting shall, if the facts warrant, determine and declare to the meeting that an item of business was not properly brought before the meeting in accordance with the provisions of this Section 10 or for any other appropriate reason; and if he should so determine, the Chairman shall so declare to the meeting and any such item of business shall not be transacted.

          At any special meeting of stockholders, no business shall be transacted except as stated in the notice or notices of meeting.

                        ARTICLE II - BOARD OF DIRECTORS

SECTION 1.     NUMBER AND TERM OF OFFICE

          The number of Directors of the Corporation shall be determined by the Board of Directors as provided in the Certificate of Incorporation. Any reference to the "Board" in these Bylaws shall mean the Board of Directors of the Corporation.

SECTION 2.     VACANCIES

          Vacancies on the Board of Directors shall be filled as provided in the Certificate of Incorporation.

SECTION 3.     REGULAR MEETINGS

          Regular meetings of the Board of Directors shall be held at such place or places, on such date or dates, and at such time or times as shall have been established by the Board of Directors and publicized among all Directors. A notice of each regular meeting shall not be required.

SECTION 4.     SPECIAL MEETINGS

          Special meetings of the Board of Directors may be called by one-third of the Directors then in office or by the Chairman of the Board and shall be held at such place, on such date and at such time as they or he shall fix. Notice of the place, date and time of each such special meeting shall be given to each director by whom it is not waived by mailing written notice not less than four (4) days before the meeting or by telegraphing the same not less than twenty-four (24) hours before the meeting. Unless otherwise indicated in the notice thereof, any and all business may be transacted at a special meeting.

SECTION 5.     QUORUM

          At any meeting of the Board of Directors, a majority of the total number of the whole Board shall constitute a quorum for all purposes. If a quorum shall fail to attend any meeting, a majority of those present may adjourn the meeting to another place, date or time, without further notice or waiver thereof.

SECTION 6.     PARTICIPATION IN MEETINGS BY CONFERENCE TELEPHONE

          Members of the Board of Directors, or of any committee thereof, may participate in a meeting of such Board or committee by means of conference telephone or similar communications equipment that enables all persons participating in the meeting to hear each other. Such participation shall constitute presence in person at such meeting.

SECTION 7.     CONDUCT OF BUSINESS; UNANIMOUS WRITTEN CONSENT

          At any meeting of the Board of Directors, business shall be transacted in such order and manner as the Board may from time to time determine, and all matters shall be determined by the vote of a majority of the directors present, except as otherwise provided herein or required by law.

          Action may be taken by the Board of Directors without a meeting if all members thereof consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board of Directors.

SECTION 8.     POWERS

          The Board of Directors may, except as otherwise required by law, exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, including, without limiting the generality of the foregoing, the unqualified power:

          (1) To issue and sell shares of the Corporation's authorized stock;

          (2) To declare and pay dividends from time to time in accordance with law;

          (3) To purchase or otherwise acquire any property, rights or privileges on such terms as it shall determine;

          (4) To authorize the creation, making and issuance, in such form as it may determine, of written obligations of every kind, negotiable or non-negotiable, secured or unsecured, and to do all things necessary in connection therewith;

          (5) To remove any officer of the Corporation with or without cause, and from time to time to devolve the powers and duties of any officer upon any other person for the time being;

          (6) To confer upon any officer of the Corporation the power to appoint, remove and suspend subordinate officers and agents;

          (7) To adopt, amend or terminate from time to time such stock option, stock purchase, bonus or other compensation plans for directors, officers, employees and agents of the Corporation and its subsidiaries as it may determine;

          (8) To adopt, amend or terminate from time to time such insurance, retirement and other benefit plans for directors, officers, employees and agents of the Corporation and its subsidiaries as it may determine; and

          (9) To adopt, amend or terminate from time to time regulations not inconsistent with these By-Laws for the management of the Corporation's business and affairs.

SECTION 9.     COMPENSATION OF DIRECTORS

          Directors, as such, may receive, pursuant to resolution of the Board of Directors, fixed fees and other compensation for their services as directors, including, without limitation, their services as members of committees of the Board of Directors.

                            ARTICLE III - COMMITTEES

SECTION 1.     COMMITTEES OF THE BOARD OF DIRECTORS

          The Board of Directors, by a vote of a majority of the whole Board, may from time to time designate committees of the Board, with such lawfully delegable powers and duties as it thereby confers, to serve at the pleasure of the Board and shall, for those committees and any others provided for herein, elect a Director or

Directors to serve as the member or members, and designate, if it desires, other Directors as alternative members who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of any member of any committee and any alternate member in his place, the member or members of the committee present at the meeting and not disqualified from voting, whether or not he or they constitute a quorum, may by unanimous vote appoint another member of the Board of Directors to act at the meeting in the place of the absent or disqualified member.

SECTION 2.     CONDUCT OF BUSINESS

          Each committee may determine the procedural rules for meeting and conducting its business and shall act in accordance therewith, except as otherwise provided herein or required by law. Adequate provisions shall be made for notice to members of all meetings; a majority of the members shall constitute a quorum, and all matters shall be determined by a majority vote of the members present. Action may be taken by any committee without a meeting if all members thereof consent thereto in writing, and the writing or writings are filed with the minutes of the proceedings of such committee.

                             ARTICLE IV - OFFICERS

SECTION 1.     GENERALLY

          The officers of the Corporation shall consist of a chairman of the board, a president, one or more vice-presidents, a secretary, a treasurer and such other subordinate officers as may from time to time be appointed by the Board of Directors. The Board of Directors, in its discretion, may establish for such period of time as it deems advisable the offices of vice chairman and of principal operating officer, respectively. Officers shall be elected by the Board of Directors, which shall consider that subject at its first meeting after every annual meeting of stockholders and at other meetings as may be appropriate to fill a vacancy in an office. Each officer shall hold his office until his successor is elected and qualified or until his earlier resignation or removal. Any number of offices may be held by the same person, including without limitation the offices of Chairman of the Board and President and the offices of Vice Chairman and Principal Operating Officer, except that holders of the offices of Chairman of the Board, Principal Operating Officer or President shall not simultaneously hold the office of Secretary.

SECTION 2.     CHAIRMAN OF THE BOARD

          The Chairman of the Board shall be the Chief Executive Officer of the Corporation. Subject to the provisions of these By-Laws and to the direction of the Board of Directors, he shall have the responsibility for the general management and control of the affairs and business of the Corporation and shall perform all duties and have all powers which are commonly incident to the office of chief executive or which are delegated to him by the Board of Directors.

SECTION 3.     VICE CHAIRMAN

          The Vice Chairman, if any, shall exercise such duties as are delegated to him by the Chairman of the Board, and he shall report primarily to the Chairman of the Board. In the absence or disability of the Chairman of the Board, the Vice Chairman shall perform the duties of the Chairman of the Board, subject to the right of the Board of Directors to designate another officer to perform some or all of these duties.

SECTION 4.     PRINCIPAL OPERATING OFFICER

          The Principal Operating Officer, if any, shall have supervision of the assets of the Corporation and shall perform so much of the duties normally performed by a chief operating officer as shall be assigned to him by the Board of Directors or, to the extent not inconsistent with any assignment by the Board of Directors, by the Chairman of the Board. The Principal Operating Officer shall report primarily to the Chairman of the Board.

SECTION 5.     PRESIDENT

          The President shall be the Chief Operating Officer of the Company and, except as set forth in the following sentence, shall perform all duties incident to the Office of Chief Operating Officer and such other duties as from time to time may be assigned to him by the Board of Directors. If there shall be a Principal Operating Officer, the President shall perform such duties as are assigned to him by the Chairman of the Board or, to the extent not inconsistent with any assignment by the Chairman of the Board, by the Principal Operating Officer. The President shall report primarily to the Chairman of the Board, but if there shall be a Principal Operating Officer, the President shall report primarily to the Principal Operating Officer.

SECTION 6.     VICE-PRESIDENTS

          Each vice-president shall perform such duties as the Board of Directors shall prescribe. In the absence or disability of the President, the vice-president who is designated by the Board of Directors shall perform the duties and exercise the powers of the President; and in the absence or disability of the Principal Operating Officer, the person who is designated by the Board of Directors shall perform the duties and exercise the powers of the Principal Operating Officer.

SECTION 7.     TREASURER

          The Treasurer shall be the Chief Financial Officer of the Corporation and shall have the custody of all monies and securities of the Corporation and shall keep regular books of account. He shall make such disbursements of the funds of the Corporation as are proper and shall render to the Board of Directors from time to time an account of all such transactions and of the financial condition of the Corporation.

SECTION 8.     SECRETARY

          The Secretary shall issue all authorized notices for, and shall keep minutes of, all meetings of the stockholders and the Board of Directors. He shall have charge of the corporate books.

SECTION 9.     DELEGATION OF AUTHORITY

          The Board of Directors may from time to time delegate the powers or duties of any officer to any other officer or agents, notwithstanding any provision hereof.

SECTION 10.    REMOVAL

          Any officer of the Corporation may be removed at any time, with or without cause, by the Board of Directors.

SECTION 11.    ACTION WITH RESPECT TO SECURITIES OF OTHER CORPORATIONS AND
               ENTITIES

          Unless otherwise directed by the Board of Directors, the Chairman of the Board, or any other officer of the Corporation authorized by the Chairman of the Board, shall have power to vote and otherwise act on behalf of the Corporation, in person or by proxy, at any meeting of stockholders of or with respect to any action of stockholders of any other corporation or entity in which this Corporation may hold securities and otherwise to exercise any and all rights and powers which this Corporation may possess by reason of its ownership of securities in such other corporation or entity.

                          ARTICLE V - INDEMNIFICATION

SECTION 1.     RIGHT TO INDEMNIFICATION

          Each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative ("Proceeding"), by reason of the fact that he, or a person of whom he is the legal representative, is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, trust or other enterprise, including service with respect to an employee benefit plan, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent permitted by the Delaware General Corporation Law, as the same exists or hereafter may be amended (but, in the case of any amendment, only to the extent that such amendment permits the

Corporation to provide broader indemnification rights than said Law permitted the Corporation to provide prior to such amendment) against all expenses, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith. Such right shall include the right to be paid by the Corporation expenses incurred in defending any such Proceeding in advance of its final disposition; provided, however, that the payment of such expenses incurred by a director or officer in his capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of such Proceeding, shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it should be determined ultimately that such director or officer is not entitled to be indemnified under this section or otherwise.

SECTION 2.     RIGHT OF CLAIMANT TO BRING SUIT

          If a claim under Section 1 of this Article V is not paid in full by the Corporation within 90 days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending a Proceeding in advance of its final disposition where the required undertaking has been tendered to the Corporation) that the claimant has not met the standard of conduct which makes it permissible under the Delaware General Corporation Law for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel or its stock holders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

SECTION 3.     NON-EXCLUSIVITY OF RIGHTS

          The rights conferred on a person by Sections 1 and 2 of this Article V shall not be exclusive of any other right which such person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, By-Laws, agreement, vote of stockholders or disinterested directors or otherwise.

SECTION 4.     INSURANCE

          The Corporation may maintain insurance, at its expense, to protect itself and any such director, officer, employee or agent of the Corporation or another corporation, partnership, trust or other enterprise against any such expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.

SECTION 5.     COOPERATION BY INDEMNITEE

          Subject to, and not in nullification of, any right of indemnification conferred by Section 145(c) of the Delaware General Corporation Law, as amended, or any successor provision in the Delaware statutes, the right of indemnification granted by this Article V to any person ("indemnitee") is governed by the following provisions: The Corporation is entitled to the cooperation and assistance of the indemnitee in obtaining or directing payments by an insurer or insurers (collectively, "Insurer") issuing a directors' and officers' liability insurance policy (i) from which the Company is seeking total or partial recovery for indemnification payments which the Corporation has made to or on behalf of the indemnitee or (ii) from which the indemnitee or others on behalf of the indemnitee are receiving indemnification payments. Without limiting the generality of the preceding sentence, the ways in which the indemnitee shall assist the Corporation shall include the following:

          After all indemnifiable losses of the indemnitee with respect to any particular Proceeding against the indemnitee shall have been paid, the indemnitee, at the request of the Corporation, shall execute and deliver to the Corporation a written confirmation of that fact.

          At the Corporation's request, the indemnitee shall execute, acknowledge before a notary public, and deliver to the Corporation a Power of Attorney specifically authorizing each of certain designated officers of the Corporation as attorneys-in-fact for indemnitee to execute, acknowledge and deliver indemnitee's written release to the Insurer with respect to the losses arising from a particular Proceeding for which indemnitee has been fully indemnified; and, if requested by the Corporation, indemnitee shall execute, acknowledge before a notary public, and deliver to the Insurer indemnitee's written release with respect to the losses arising from a particular Proceeding for which indemnitee has been fully indemnified.

If the indemnitee were to revoke the Power of Attorney or refuse to provide the Corporation with the written confirmation to which it is entitled under the provisions of this Section 5, the Corporation shall have no further indemnification obligations hereunder with respect to any then-pending or future Proceeding. In any event, indemnitee is deemed to have released the Corporation from liability to indemnitee hereunder with respect to any specific claim for which indemnitee has been fully indemnified hereunder, regardless whether indemnitee executes a separate release.

                               ARTICLE VI - STOCK

SECTION 1.     CERTIFICATES OF STOCK

          Each stockholder shall be entitled to a certificate signed by, or in the name of the Corporation by, the Chairman of the Board, the President or a vice president, and by the Secretary or an assistant secretary, or the Treasurer or an assistant treasurer, certifying the number of shares owned by him. Any of or all the signatures on the certificate may be facsimile.

SECTION 2.     TRANSFERS OF STOCK

          Transfers of stock shall be made only upon the transfer books of the Corporation kept at an office of the Corporation or by transfer agents designated to transfer shares of the stock of the Corporation. Except where a certificate is issued in accordance with Section 4 of Article VI of these By-Laws, an outstanding certificate for the number of shares involved shall be surrendered for cancellation before a new certificate is issued therefor.

SECTION 3.     RECORD DATE

          The Board of Directors may fix a record date, which shall not be more than sixty (60) nor less than ten (10) days before the date of any meeting of stockholders, nor more than sixty (60) days prior to the time for the other action hereinafter described, as of which there shall be determined the stockholders who are entitled: to notice of or to vote at any meeting of stockholders or any adjournment thereof; to express consent to corporate action in writing without a meeting; to receive payment of any dividend or other distribution or allotment of any rights; or to exercise any rights with respect to any change, conversion or exchange of stock or with respect to any other lawful action.

SECTION 4.     LOST, STOLEN OR DESTROYED CERTIFICATES

          In the event of the loss, theft or destruction of any certificate of stock, another may be issued in its place pursuant to such regulations as the Board of Directors may establish concerning proof of such loss, theft or destruction and concerning the giving of a satisfactory bond or bonds of indemnity.

                             ARTICLE VII - NOTICES

SECTION 1.     NOTICES

          Whenever notice is required to be given to any stock holder, director, officer or agent, such requirement shall not be construed to mean personal notice. Such notice may in every instance be effectively given by depositing a writing in a post office or letter box, in a postpaid, sealed wrapper, or by dispatching a prepaid telegram, addressed to such stockholder, director, officer or agent at his or her address as the same appears on the books of the Corporation. The time when such notice is dispatched shall be the time of the giving of the notice, provided that where any provision of these By-Laws or the Certificate of Incorporation prescribes a manner in which notices must be given, there shall have been compliance with such provision.

SECTION 2.     WAIVERS

          A written waiver of any notice, signed by a stockholder, director, officer or agent, whether before or after the time of the event for which notice is to be given, shall be deemed equivalent to the notice required to be given to such stockholder, director, officer or agent. Neither the business nor the purpose of any meeting need be specified in such a waiver.

                     ARTICLE VII - SPECIAL REIT PROVISIONS

SECTION 1.     DEFINITIONS

          The following definitions of terms apply to the provisions contained in this Article VIII:

          (1) "Advisor" means the person(s) or entity responsible for directing or performing the day-to-day business affairs of the Company, including a person or entity to which an Advisor subcontracts substantially all such functions. To the extent the provisions of this Article VIII are germane, they shall apply to an independent contractor the Company has engaged to manage the Company's properties.

          (2) "Affiliate" means (i) any person directly or indirectly controlling, controlled by or under common control with another person, (ii) any person owning or controlling 10% or more of the outstanding voting securities or beneficial interests of such other person, (iii) any officer, director or trustee of, or general partner in, of such person and (iv) if such other person is an officer, director or trustee of, or general partner in, another entity, then the entity for which that person acts in any such capacity.

          (3) "Competitive Real Estate Commission" means that real estate or brokerage commission paid for the purchase or sale of a property which is reasonable, customary and competitive in light of the size, type and location of such property.

          (4) "Unaffiliated Director(s)" means the Directors of the Company who are not affiliated, directly or indirectly, with an Advisor of the Company, whether by ownership of, ownership interest in, employment by, any material business or professional relationship with, or service as an officer or director of, such Advisor or an affiliated business entity of such Advisor. Unaffiliated Directors shall also mean those Directors who perform no other services for the Company, except as Director(s). An indirect relationship shall include circumstances in which a member of the immediate family of a Director (which shall include such person's spouse, parents, children, siblings, mothers and fathers-in-law, sons and daughters-in-law and brothers and sisters-in-law) has one of the foregoing relationships with an Advisor of the Company or the Company.

          (5) "REIT" is a corporation, trust or association (other than a real estate syndication) which is engaged primarily in investing in equity interests in real estate (including fee ownership and leasehold interests) or in loans secured by real estate or both.

SECTION 2.     CONFLICTS OF INTEREST

          (1) The Company shall not purchase property from an Advisor, a Director or Affiliate thereof, unless a majority of directors (including a majority of Unaffiliated Directors) not otherwise interested in such transaction approve the transaction as being fair and reasonable to the Company and at a price to the Company no greater than the cost of the asset to such Advisor, Director or Affiliate thereof, or, if the price to the Company is in excess of such cost, that substantial justification for such excess exists and such excess is not unreasonable. In no event shall the cost of such asset to the Company exceed its current appraised value.

          (2) The Company shall not sell property to an Advisor, a Director or Affiliates thereof, unless a majority of Directors (including a majority of Unaffiliated Directors) not otherwise interested in such transaction approve the transaction as being fair and reasonable to the Company. In no event shall the price of an interest in real property to be sold by the Company to the Advisor, a Director or any Affiliate thereof be less than its current appraised value.

          (3) The Company may not make loans to or borrow money from an Advisor, a Director or Affiliate thereof, unless a majority of Directors (including a majority of Unaffiliated Directors) not otherwise interested in such transaction approve the transaction as being fair, competitive, and commercially reasonable and no less favorable to the Company than loans between unaffiliated lenders and borrowers under the same circumstances.

          (4) The Company shall not invest in any joint venture with an Advisor, a Director or Affiliates thereof, unless a majority of Directors (including a majority of Unaffiliated Directors) not otherwise interested in such transaction approve the transaction as being fair and reasonable to the Company and the participation of the Company is on substantially the same terms and conditions as that of the other joint venturers.

          (5) All other transactions between the Company and an Advisor, a Director or Affiliates thereof shall require approval by a majority of the Directors (including a majority of Unaffiliated Directors) not otherwise interested in such transactions as being fair and reasonable to the Company and on terms and conditions not less favorable to the Company than those available from unaffiliated third parties.

SECTION 3.     ANNUAL REPORTS

          (1) The Company shall prepare an annual report concerning its operations for each fiscal year containing financial statements prepared in accordance with generally accepted accounting principles which are audited and reported on by independent certified public accountants.

          (2) Annual reports shall be mailed or delivered to each stockholder of the Company as of a record date after the end of such fiscal year within 120 days after the end of the fiscal year to which it relates.

SECTION 4.     ADVISORY CONTRACT

          It shall be the duty of the Directors to evaluate the performance of the Advisor before entering into or renewing an Advisory Contract. The criteria used in such evaluation shall be reflected in the minutes of such meeting. Each contract for the services of an Advisor entered into by the Company shall have a term of no more than one year.

SECTION 5.     ADVISOR COMPENSATION

          The Unaffiliated Directors shall determine from time to time and at least annually that the compensation which the Company contracts to pay to the Advisor is reasonable in relation to the nature and quality of services performed. The Unaffiliated Directors shall also supervise the performance of the Advisor and the compensation paid to it by the Company to determine that the provisions of such contract are being carried out. Each such determination shall be based on the factors set forth below and all other factors such Unaffiliated Directors may deem relevant, and the findings of such Directors on each of such factors shall be recorded in the minutes of the Directors:

          (1) The size of the advisory fee in relation to the size, composition and profitability of the portfolio of the Company;

          (2) The rates charged to other REITs and to investors other than REITs by advisors performing similar services;

          (3) Additional revenues realized by the Advisor and its Affiliates through their relationship with the Company, including loan administration, underwriting or broker commissions, servicing, engineering, inspection and other fees, whether paid by the Company or by others with whom the Company does business;

          (4) The quality and extent of service and advice furnished by the Advisor; and

          (5) The performance of the investment portfolio of the Company, including income, conservation or appreciation of capital, frequency of problem investments and competence in dealing with distress situations.

SECTION 6.     REAL ESTATE BROKERAGE COMMISSIONS ON RESALE OF PROPERTY

          If an Advisor, Director or Affiliate provides a substantial amount of the services in the effort to sell any property of the Company, then such person may receive up to one-half of the brokerage commission paid but in no event in excess of an amount equal to 3% of the contracted-for sales price. In addition, the amount paid when added to the sums paid to unaffiliated parties in such a capacity shall not exceed the lesser of the Competitive Real Estate Commission or an amount equal to 6% of the contracted for sales price.

SECTION 7.     DISTRIBUTION REINVESTMENT PLANS

          All Distribution Reinvestment Plans adopted by the Company shall, at a minimum, provide for the following:

          (1) All material information regarding the distribution to the stockholders and the effect of reinvesting such distribution, including the tax consequences thereof, shall be provided to the stockholders at least annually, and

          (2) Each stockholder participating in the plan shall have a reasonable opportunity to withdraw from the plan at least annually after receipt of the information required in subparagraph (1) above.

                           ARTICLE IX - MISCELLANEOUS

SECTION 1.     FACSIMILE SIGNATURES

          In addition to the provisions for the use of facsimile signatures elsewhere specifically authorized in these By-Laws, facsimile signatures of any officer or officers of the Corporation may be used whenever and as authorized by the Board of Directors or a committee thereof.

SECTION 2.     CORPORATE SEAL

          The Board of Directors may provide a suitable seal, containing the name of the Corporation, which seal shall be in the charge of the Secretary. If and when so directed by the Board of Directors or a committee thereof, duplicates of the seal may be kept and used by the Treasurer or by the assistant secretary or assistant treasurer.

SECTION 3.     RELIANCE UPON BOOKS, REPORTS AND RECORDS

          Each Director, each member of any committee designated by the Board of Directors and each officer of the Corporation shall, in the performance of his duties, be fully protected in relying in good faith upon the books of account or other records of the Corporation, including reports made to the Corporation by any of its officers, by an independent certified public accountant or by an appraiser selected with reasonable care.

SECTION 4.     FISCAL YEAR

          The fiscal year of the Corporation shall be as fixed by the Board of Directors.

SECTION 5.     TIME PERIODS

          In applying any provision of these By-Laws which require that an act be done or not done a specified number of days prior to an event or that an act be done during a period of a specified number of days prior to an event, calendar days shall be used, the day of the doing of the act shall be excluded and the day of the event shall be included.

                             ARTICLE X - AMENDMENTS

SECTION 1.     AMENDMENTS

          These By-Laws may be amended or repealed by the Board Of Directors or by the stockholders at any meeting, so long as any amendment is not inconsistent with the Certificate of Incorporation.